EXHIBIT 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to Employment Agreement (this “Amendment”) is made effective May 22, 2020, by and between Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), and Erik Staffeldt (“Executive”), an individual residing in The Woodlands, Texas. The Company and Executive are collectively referred to herein as the “Parties,” and individually referred to as a “Party.”
RECITALS:
WHEREAS, Executive currently serves as the Executive Vice President and Chief Financial Officer of the Company, and the Parties are party to that certain Employment Agreement (the “Agreement”) made effective June 5, 2017, setting forth the terms and conditions of Executive’s employment with the Company; and
WHEREAS, as a result of the current business, economic and global health environments the Company and Executive mutually desire to amend the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is AGREED as follows:

1.
Incorporation of Recitals; No Other Amendment; Definitions. The above recitals are incorporated herein and made a part of this Amendment. Except as expressly amended hereby, the Agreement shall remain in full force and effect. Each capitalized term used but not defined herein shall have the meaning given to such term in the Agreement.

2.	Temporary Reduction to Base Annual Salary. During the Reduction Period (as defined below), Executive’s Base Annual Salary will be temporarily reduced by ten percent (10%) (the “Temporary Reduction”).

3.
Reduction Period. The Temporary Reduction will take effect on June 1, 2020 (the “Effective Date”) and will continue in effect until a date to be mutually agreed in writing by and between the Parties, and if not so mutually agreed, shall automatically expire on December 31, 2020 (such date as mutually agreed or otherwise upon expiration, the “Reduction End Date”, and the period from the Effective Date until the Reduction End Date, the “Reduction Period”). The Company agrees that the Compensation Committee of the Company’s Board of Directors shall meet to review and consider the Temporary Reduction on at least a quarterly basis during the Reduction Period.

4.	Not “Good Reason”. The Temporary Reduction does not constitute “Good Reason” for any purpose under the Agreement, including without limitation as defined under Section 2(s)(i) of the Agreement.

5.
Waiver and Consent. For the limited purposes as set forth herein, and only to the extent of the Temporary Reduction and only during the Reduction Period, Executive hereby waives the provisions of Section 5(a) of the Agreement to the extent, and only to the extent, of the requirement that Executive’s annual salary may not be decreased. The Parties agree that the Temporary Reduction as set forth herein is being made with the full knowledge and consent of Executive.

6.
No Further Adjustments. The Temporary Reduction shall not apply to the calculation of any amounts in connection with Executive’s employment with the Company, including but not limited to any: (i) AICP or Annual Incentive Compensation Plan; (ii) Annual Cash Compensation with respect to a Change in Control; or (iii) amounts to which Executive shall be entitled under circumstances set forth in Section 7 of the Agreement. In each such case, any such calculations shall be based upon Executive’s Base Annual Salary in effect immediately prior to the Reduction Period.

7.	Term. Unless earlier terminated by mutual agreement of the Parties, this Amendment shall expire effective December 31, 2020 and be of no further force and effect.

8.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas without giving any effect to the conflict of laws provisions thereof.

9.
Counterparts. Any number of counterparts of this Amendment may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. This Amendment may be executed by portable document format (.pdf) or facsimile signature which signature shall be binding upon the Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first written above.

EXECUTIVE		THE COMPANY

HELIX ENERGY SOLUTIONS GROUP, INC.

/s/ Erik Staffeldt		By:	/s/ Owen Kratz
Name:	Erik Staffeldt		Owen Kratz
President and Chief Executive Officer

Date:	May 22, 2020	Date:	May 22, 2020